Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF OHIO

EASTERN DIVISION

The Booth Family Trust	:	Case No. 2:05-cv-0860
	:	Judge Sargus
vs.	:	Magistrate Judge Kemp
:
Michael S. Jeffries, et al.	:
:
:
Robert Kemp	:	Case No. 2:05-cv-0964
	:	Judge Sargus
vs.	:	Magistrate Judge Kemp
:
Russell M. Gertmenian, et al.	:
:
:
Alfred Freed	:	Case No. 2:05-cv-0998
	:	Judge Sargus
vs.	:	Magistrate Judge Kemp
:
Michael S. Jeffries, et al.	:
:
:
:
Jennifer Chu	:	Case No. 2:05-cv-1084
	:	Judge Sargus
vs.	:	Magistrate Judge Kemp
:
Russell M. Gertmenian, et al.	:

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

        OF STOCKHOLDER DERIVATIVE LITIGATION

TO:	ALL PERSONS WHO OWN SHARES OF ABERCROMBIE & FITCH CO. (“ABERCROMBIE” or the “COMPANY”) COMMON STOCK AS OF NOVEMBER 1, 2011, AND CONTINUE TO OWN SUCH SHARES

The purpose of this Notice is to inform you about: (i) the pendency of the above-captioned stockholder derivative lawsuit, which was brought by certain Abercrombie Stockholders on behalf of and for the benefit of Abercrombie in the United States District Court for the Southern District of Ohio (the “Court”); (ii) a proposed settlement (the “Settlement”), subject to Court approval, as provided in a Stipulation and Agreement of Settlement (the “Stipulation”) that was filed with the Court and is available for review as indicated below; (iii) the hearing that the Court will hold on December 13, 2011, to determine whether to approve the Settlement and to consider Derivative Plaintiffs’ Lead Counsel’s application for an award of

Attorneys’ Fees and Expenses incurred in the prosecution of the Federal Derivative Case; and (iv) current Stockholders’ rights with respect to the proposed Settlement and Derivative Plaintiffs’ Lead Counsel’s application for Attorneys’ Fees and Expenses.1

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.

YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION.

The Stipulation was entered into as of October 27, 2011, between and among Lead Derivative Plaintiffs The Booth Family Trust and Alfred Freed (collectively, the “Derivative Plaintiffs”) and Defendants James B. Bachmann, Lauren J. Brisky, John W. Kessler, John A. Golden, Russell M. Gertmenian, Archie M. Griffin, Daniel J. Brestle, Edward F. Limato, Allan A. Tuttle, Michael S. Jeffries, Robert S. Singer and Samuel N. Shahid, Jr. (the “Individual Defendants”) and Nominal Defendant Abercrombie & Fitch Co. (“Abercrombie” or the “Company”) (collectively, “Defendants”), subject to the approval of the Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure.

Because the 2005 Derivative Cases were brought as derivative actions on behalf of and for the benefit of Abercrombie, the benefits from the Settlement will go to Abercrombie. Individual Abercrombie Stockholders will not receive any direct payment from the Settlement.

The following description of the 2005 Derivative Cases and Settlement does not constitute findings of the Court. It is based on statements of the parties and should not be understood as an expression of any opinion of the Court as to the merits of any of the claims or defenses raised by any of the parties. The Court has not yet finally approved the Settlement.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the 2005 Derivative Cases, the terms of the proposed Settlement, and how the proposed Settlement affects Abercrombie Stockholders’ legal rights.

2. In a derivative action, one or more people and/or entities who are current stockholders of a Company sue on behalf of and for the benefit of the Company, seeking to enforce the Company’s legal rights.

3. As described more fully below, current Stockholders have the right to object to the proposed Settlement and the application by Derivative Plaintiffs’ Lead Counsel for an award of Attorneys’ Fees and Expenses. They have the right to appear and be heard at the Settlement Hearing, which will be held on December 13, 2011, at 1:30 p.m., before the Honorable Edmund A. Sargus, Jr., at the United States District Court for the Southern District of Ohio, 85 Marconi Boulevard, Columbus, Ohio 43215. At the Settlement Hearing, the Court will determine:

(i)	whether the Settlement should be approved;

[1]	All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

(ii)	whether the Released Plaintiff Claims against Defendants and other Released Defendant Parties should be dismissed with prejudice as set forth in the Stipulation; and

(iii)	whether Derivative Plaintiffs’ Lead Counsel’s request for an award of Attorneys’ Fees and Expenses should be approved by the Court.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

1. Currently pending are a derivative action styled The Booth Family Trust v. Michael S. Jeffries, et al., which was filed on September 16, 2005, in the United States District Court for the Southern District of Ohio, and four similar derivative actions, three of which were filed in the United States District Court for the Southern District of Ohio (together with the Booth derivative action, the “Federal Derivative Case”), and the fourth in the Court of Common Pleas of Franklin County, Ohio (the “State Derivative Case,” and, together with the Federal Derivative Case, the “2005 Derivative Cases”).

2. On July 10, 2006, the Derivative Plaintiffs in the Federal Derivative Case filed a Verified Consolidated Shareholder Derivative Complaint for Breach of Fiduciary Duty, Misappropriation of Information, Abuse of Control, Gross Mismanagement, Waste of Corporate Assets and Unjust Enrichment (the “Verified Consolidated Shareholder Derivative Complaint”). The Derivative Plaintiffs alleged that the Individual Defendants had caused Abercrombie to issue misleading statements during the period from February 1999 through July 2006 with respect to the Company’s earnings despite their alleged knowledge of a number of negative trends affecting the Company’s business. The Derivative Plaintiffs further alleged that certain Company executives and Board members were given the authority to trade Abercrombie common stock and had sold over 1.9 million shares at a substantial profit.

3. Abercrombie, through its Board of Directors, appointed a Special Litigation Committee in October 2005 to investigate the claims of the Derivative Plaintiffs and to determine whether pursuit of a derivative action would serve the best interests of Abercrombie. The Special Litigation Committee determined that there was no evidence to support the claims of the Derivative Plaintiffs and that it was not in the best interests of Abercrombie to pursue the 2005 Derivative Cases. On September 10, 2007, Abercrombie accordingly filed a motion to dismiss the Federal Derivative Case, pursuant to the process contemplated in Zapata Corp. v. Maldonado, 430 A.2d 779 (Del. 1981). (The Common Pleas Court of Franklin County, Ohio, stayed the State Derivative Case, pending the outcome of the Federal Derivative Case, on October 18, 2007.) There was substantial discovery and motions practice during the course of the Federal Derivative Case with respect to the matters alleged in the pleadings and the report of the Special Litigation Committee.

4. On March 27, 2009, the federal district court granted the motion to dismiss the Federal Derivative Case. The Derivative Plaintiffs appealed to the United States Court of Appeals for the Sixth Circuit, which reversed the judgment of dismissal and remanded the case to the district court on April 5, 2011, based on issues with respect to the structure and procedures of the Special Litigation Committee. The Court of Appeals denied a petition for rehearing en banc on May 11, 2011.

5. Substantial settlement negotiations ensued after remand.

6. The parties entered into the formal Stipulation on October 27, 2011, and on November 1, 2011, the Court preliminarily approved the Settlement, directed that this Notice be attached as an exhibit to a Form 8-K filed with the United States Securities and Exchange Commission and be posted, along with a copy of the Stipulation, on Abercrombie’s corporate website and on Derivative Plaintiffs’ Lead Counsel’s firm websites, and scheduled the Settlement Hearing to consider whether to grant final approval to the Settlement.

7. Based on their review of the evidence in this case, Derivative Plaintiffs’ Lead Counsel believe that they have a well informed basis upon which to assess the risks and potential rewards of continued litigation. Derivative Plaintiffs’ Lead Counsel believe that the evidence supports their claims on behalf of Abercrombie. Nevertheless, Derivative Plaintiffs’ Lead Counsel recognize that the legal standard applicable to these claims creates uncertainty that Derivative Plaintiffs would be able to prevail against a summary judgment motion and at trial. Defendants are prepared to put forth significant legal and factual defenses to the claims. Derivative Plaintiffs’ Lead Counsel concluded that the terms of the proposed Settlement, discussed below, are directly responsive to the concerns they raised in the 2005 Derivative Cases and could not have been achieved without the extensive discovery record developed in the Federal Derivative Case.

8. The Individual Defendants have denied and continue to deny each and all of the claims and contentions of wrongdoing alleged by the Derivative Plaintiffs. The Individual Defendants have denied and continue to deny that they violated any duties to Abercrombie in the 2005 Derivative Cases and have asserted that they acted at all times in good faith and consistent with their fiduciary duties to Abercrombie and its Stockholders. Defendants have nonetheless concluded that it is desirable to settle the 2005 Derivative Cases in the manner and upon the terms set forth in the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

1. As consideration for the Settlement, Defendants agree to create and effectuate the following corporate governance measures and maintain such changes for a period of at least four years unless the Abercrombie Board of Directors, including a majority of the independent Board members, determines that revocation or amendment thereof would be in the best interests of the Company and its stockholders, or unless there are changes that are mandated by modifications in any applicable listing requirement, regulation or law:

(a) Compliance Office.

The Board of Directors will establish a Compliance Office, which shall have responsibility for, among other things, (i) coordinating regulatory compliance efforts both in the U.S. and internationally among the different groups and individuals within the Company that have responsibility for compliance-related matters; (ii) monitoring regulatory compliance in the U.S. and internationally; (iii) coordinating the development and delivery of effective regulatory compliance training programs to address matters including the U.S. Foreign Corrupt Practices Act and the U.K. Anti Bribery Act of 2011,

insider trading and ethics; and (iv) at and subject to the direction of the General Counsel, investigating regulatory compliance matters and managing remediation efforts, if applicable.

The Chief Executive Officer shall formally appoint a full-time Compliance Officer to head the Compliance Office at the appropriate time, which is anticipated to be on or before the end of the second fiscal quarter of 2012.

Upon his or her appointment, the Compliance Officer shall report directly to the Company’s General Counsel, with dotted line reporting to the Audit Committee of the Board of Directors in a manner similar to the head of the Company’s Internal Audit Department.

(b) Adoption of Revised Insider Trading Policy

The Board of Directors and Abercrombie reiterate the commitment of Abercrombie to full compliance with all applicable securities laws by the Company, its associates and its directors. The Company’s “Policy Statement Regarding Trading in Company Securities and Compliance with Federal Securities Laws” (the “Insider Trading Policy”) was last amended in February 2006. In the meantime, the Company has conducted an extensive review of the Insider Trading Policy in light of a number of factors, including changes in applicable law, best practices and the 2005 Derivative Cases. The Board of Directors believes that a revised Insider Trading Policy will significantly benefit the Company by, among other things, improving the clarity of the Company’s Insider Trading Policy; refining and expanding pre-clearance requirements applicable to directors and certain senior officers of the Company prior to their trading in the Company’s securities; and explicitly precluding Covered Persons from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Moreover, the Board of Directors believes it is prudent and in the best interests of the Company and its Stockholders to adopt a revised Insider Trading Policy and to settle the 2005 Derivative Cases. Accordingly, the Board of Directors will adopt a revised Insider Trading Policy in substantially the form attached to this Notice as Exhibit A.

(c) Amendment of Corporate Governance Guidelines — Diversity

The Board of Directors and the Company believe strongly in the value of diversity and inclusion. Particularly at a time when the Consent Decree in the Gonzalez litigation in the U.S. District Court for the Northern District of California has substantially terminated in accordance with its terms and is anticipated to be fully terminated within the near future, the Board of Directors and the Company believe it is important to emphasize, both within the Company and externally, the Company’s continuing commitment to the concepts of diversity and inclusion at all levels within the organization, including, without limitation, the Board of Directors. A public reiteration of the Company’s commitment to diversity at the Board of Directors level also has been an important component of settlement discussions with the Derivative Plaintiffs’ Lead Counsel in the Federal Derivative Case.

Because the Board of Directors believes it is prudent and in the best interests of the Company and its Stockholders to revise the Company’s publicly available Corporate Governance Guidelines to reiterate the Company’s commitment to diversity on the Board of Directors and to settle the 2005 Derivative Cases, the fifth paragraph of Section I. of the Company’s Corporate Governance Guidelines entitled “Director Qualifications and Board Composition - Election and Selection of Directors” will be amended to read in its entirety:

“In identifying and selecting a nominee, the Board and the Nominating and Board Governance Committee shall consider (1) the nominee’s independence, judgment, strength of character, ethics and integrity; (2) the nominee’s business or other relevant experience and skills and knowledge useful to the oversight of the Company’s business; (3) the Company’s strong commitment to diversity and inclusion at all levels of the Company; and (4) such other factors as they conclude are appropriate in light of the needs of the Board. The Board and the Nominating and Board Governance Committee shall also consider whether a potential nominee has the ability to devote sufficient time to carry out his or her responsibilities as a director in light of such potential nominee’s occupation and the number of boards of directors of other public companies on which he or she serves.”

(d) Amendment of Corporate Social Responsibility Committee Charter

The Corporate Social Responsibility Committee is presently responsible for, among other things, “[m]onitoring issues and practices relating to the Company’s corporate social responsibility on a global basis, including diversity initiatives and programs” and “[r]eviewing significant lawsuits, investigations by governmental entities and other significant legal matters involving the Company or one of its affiliates that significantly affect or could significantly affect the Company’s performance, business activities or reputation as a global corporate citizen”.

Certain additions to the duties and responsibilities of the Corporate Social Responsibility Committee, as set forth in its Charter, have been an important component of settlement discussions with the Derivative Plaintiffs’ Lead Counsel in the Federal Derivative Case. Because the Board of Directors believes it is prudent and in the best interests of the Company and its Stockholders to amend the Corporate Social Responsibility Committee’s Charter to provide specific oversight of certain employment-related lawsuits and to settle the 2005 Derivative Cases, the third duty and responsibility set forth in the Charter of the Corporate Social Responsibility Committee will be amended to read in its entirety as follows:

“3. Reviewing significant lawsuits, investigations by governmental entities and other significant legal matters involving the Company or one of its affiliates that significantly affect or could significantly affect the Company’s performance, business activities or reputation as a global corporate citizen. In furtherance of the foregoing, the Company shall provide the Committee at its regularly scheduled meetings with pertinent information with respect to any lawsuits brought against the Company by the U.S. Equal Employment Opportunity Commission or an equivalent state equal employment opportunity commission or division.”

WHAT ARE THE DERIVATIVE PLAINTIFFS’ REASONS FOR THE SETTLEMENT?

1. As discussed above, the Derivative Plaintiffs’ Lead Counsel believe that the claims asserted against the Individual Defendants have merit. The Derivative Plaintiffs’ Lead Counsel recognize, however, the risk that the Court could have adopted Defendants’ view of the applicable legal standard or of the underlying evidence, and could grant a motion by Defendants for summary judgment or otherwise enter judgment in favor of Defendants. If the Court or a jury after trial determined, after reviewing the evidence, that the Individual Defendants did not act in bad faith, misappropriate information, abuse their control, engage in gross mismanagement, waste corporate assets or unduly enrich themselves, the claims at issue against the Individual Defendants could be denied and no recovery or benefit for Abercrombie would be achieved. Derivative Plaintiffs’ Lead Counsel also considered the expense and length of continued proceedings necessary to pursue their claims against the Individual Defendants through trial, as well as the uncertainty of appeals.

2. In this regard, Derivative Plaintiffs’ Lead Counsel also considered the possibility that, even if a jury or Court found after trial that any or all of the Individual Defendants had breached their fiduciary duties, misappropriated information, abused their control, engaged in gross mismanagement, wasted corporate assets or unduly enriched themselves, the amount of any monetary award for the benefit of Abercrombie could be limited by the doctrine of proportionate fault, which could substantially reduce the amount of any recovery. In addition, Derivative Plaintiffs’ Lead Counsel considered the possibility that a jury or Court may not be able to order the specific relief achieved in the Settlement, including the various corporate governance reforms. Finally, even if the Court found material factual disputes warranting trial, a jury could rule in favor of the Individual Defendants, resulting in no recovery or benefit to Abercrombie.

3. In light of the significant corporate governance measures to be created under the auspices of the proposed Settlement, Derivative Plaintiffs’ Lead Counsel believe that the proposed Settlement is fair, reasonable, adequate and in the best interests of Abercrombie. The Settlement provides substantial immediate benefits to Abercrombie without the risk that continued litigation could result in obtaining similar or lesser relief for Abercrombie after continued extensive and expensive litigation, including trial and the appeals that were likely to follow. In particular, the implementation of various corporate governance reforms is expected to enhance the Abercrombie Board’s oversight, significantly addressing the risk of any future legal violations.

4. The Individual Defendants have denied the claims asserted against them and disclaim any liability or damages or having engaged in any wrongdoing or violation of law of any kind whatsoever. Accordingly, the Settlement may not be construed as an admission of the Individual Defendants’ wrongdoing, nor construed or deemed to be evidence of or an admission or concession on the part of any Individual Defendant with respect to the merits of any claim, nor of any infirmity in the defenses that the Individual Defendants have, or could have, asserted in the 2005 Derivative Cases. Likewise, the Settlement shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Derivative Plaintiff of any infirmity in the claims that Derivative Plaintiffs have, or could have, asserted.

WHAT MIGHT HAPPEN IF THERE WERE NO SETTLEMENT?

1. If there were no Settlement, the case against the Individual Defendants would continue. The Derivative Plaintiffs and Defendants have sharply diverging views of the factual merits of the case and the applicable legal standards. Under the applicable rules, the Court would determine whether, in light of the legal standards that apply to the Individual Defendants’ conduct, there are material factual disputes that should be decided by a jury or Court. The Derivative Plaintiffs’ Lead Counsel recognize that the Court could adopt the Individual Defendants’ view of the applicable legal standards or otherwise decide that the discovered facts are insufficient to impose liability as a matter of law.

2. If, however, the Court were to agree with the Derivative Plaintiffs’ Lead Counsel that summary judgment is improper, then the case would proceed to trial, barring a pretrial settlement approved by the Court. If the Derivative Plaintiffs prevailed in their entirety at trial, the Individual Defendants could be ordered to pay damages in an undetermined amount. If the Individual Defendants prevailed at trial, there would be no recovery or benefit for Abercrombie. In all events, since this is a derivative lawsuit, any monetary award would be paid to Abercrombie itself, and not to its Stockholders or for a specific use. In addition, following a trial, lengthy appeals by the losing party would be likely.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

1. If the Settlement is approved, the Court will enter a judgment (the “Judgment”). Pursuant to the Judgment, the following releases will occur upon the Effective Date of the Settlement:

Release of Claims by Derivative Plaintiffs and Abercrombie: Upon the Settlement Effective Date, Abercrombie and the Released Plaintiff Parties shall be deemed by operation of law to have fully, finally and forever released, waived, discharged and dismissed with prejudice each and every one of the Released Plaintiff Claims against the Released Defendant Parties, and shall forever be enjoined from prosecuting any or all Released Plaintiff Claims against any and all Released Defendant Parties.

“Released Plaintiff Claims” means any and all claims, demands, rights, actions, potential actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, agreements, costs, expenses, debts, interest, penalties, sanctions, fees, attorneys’ fees, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, disclosed or un-disclosed, apparent or un-apparent, including known claims and Unknown Claims (as defined below), which were or could have been alleged or asserted in the 2005 Derivative Cases by Derivative Plaintiffs or any other Abercrombie Stockholder derivatively on behalf of Abercrombie or by Abercrombie directly against any Released Defendant Parties, directly or indirectly relating to or arising out of any of the allegations, facts, events, transactions, acts, occurrences, conduct, practices or any other matters, or any series thereof, alleged or asserted in the 2005 Derivative Cases, including, without limitation, any matters directly relating to allegations set forth in the Verified Consolidated Shareholder Derivative Complaint. Released Plaintiff Claims do not include any claims relating to the enforcement of this Settlement.

“Released Defendant Parties” means Abercrombie, each current or former director or officer of Abercrombie (including the Individual Defendants), Related Persons, and their respective heirs, estates, executors, beneficiaries, administrators, predecessors, successors, assigns, agents and counsel.

Release of Claims by the Individual Defendants and the Company: Upon the Settlement Effective Date, each of the Individual Defendants and the Company shall be deemed by operation of law to have fully, finally and forever released, waived, discharged and dismissed with prejudice each and every one of the Released Defendant Claims against the Released Plaintiff Parties, and shall forever be enjoined from prosecuting any or all Released Defendant Claims against any and all Released Plaintiff Parties.

“Released Defendant Claims” means any and all claims, demands, rights, actions, potential actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, agreements, costs, expenses, debts, interest, penalties, sanctions, fees, attorneys’ fees, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, disclosed or un-disclosed, apparent or un-apparent, including known claims and Unknown Claims (as defined below), which were or could have been alleged or asserted in the 2005 Derivative Cases by any of the Released Defendants against any of the Released Plaintiff Parties, directly or indirectly relating to or arising out of the institution, prosecution or settlement of the 2005 Derivative Cases. Released Defendant Claims do not include any claims relating to the enforcement of this Settlement.

“Released Plaintiff Parties” means Derivative Plaintiffs and all other Abercrombie Stockholders, any current or former director or officer of any of the Derivative Plaintiffs or any other Abercrombie stockholder, and their respective heirs, estates, executors, beneficiaries, administrators, predecessors, successors, assigns, agents and counsel.

“Unknown Claims” means any and all Released Plaintiff Claims that Abercrombie, Derivative Plaintiffs or any other Abercrombie Stockholder or any of the other Released Plaintiff Parties does not know or suspect to exist in his, her or its favor at the time of the release of the Released Defendant Parties, and any and all Released Defendant Claims that any Individual Defendant or any of the other related Released Defendant Parties does not know or suspect to exist in his, her or its favor at the time of the release of the Released Plaintiff Parties, which, if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Released

Plaintiff Claims and Released Defendant Claims, the Settling Parties stipulate and agree that upon the Settlement Effective Date, Derivative Plaintiffs, Abercrombie and each of the Individual Defendants shall expressly waive, and each other Abercrombie Stockholder and each of the other Released Plaintiff Parties and each of the other Released Defendant Parties shall be deemed to have waived, and by operation of the Final Judgment shall have expressly waived, any and all provisions, rights and benefits conferred by Cal. Civ. Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Derivative Plaintiffs, Abercrombie and each of the Individual Defendants acknowledge, and each other Abercrombie Stockholder and each of the other Released Plaintiff Parties and Released Defendant Parties by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Plaintiff Claims and Released Defendant Claims was separately bargained for and was a key element of the Settlement.

2. If the Settlement is approved and the Settlement Effective Date occurs, since Abercrombie will have released the Released Plaintiff Claims described above that it could have asserted against any of the other Released Defendant Parties, no Abercrombie Stockholder will be able to bring another action asserting those claims against any of the Released Defendant Parties, including any of the Individual Defendants, on behalf of the Company.

HOW WILL THE ATTORNEYS BE PAID?

1. Derivative Plaintiffs’ Lead Counsel have not received any payment for their services in pursuing the claims against Defendants in the 2005 Derivative Cases, nor have Derivative Plaintiffs’ Lead Counsel been reimbursed for their out-of-pocket expenses. Derivative Plaintiffs’ Lead Counsel invested their own resources in pursuing the case on a contingency basis, meaning they would only recover their expenses and be compensated for their time if they created benefits through the 2005 Derivative Cases. Derivative Plaintiffs’ Lead Counsel expects to commit significant additional time and expense in connection with this case through the effectuation of the Settlement, if approved. In light of the risks undertaken in pursuing the action on a contingency basis and the benefits created for Abercrombie through the 2005 Derivative Cases, Derivative Plaintiffs’ Lead Counsel intends to apply to the Court for an award of attorneys’ fees and reimbursement of expenses not to collectively exceed $1.5 million, to be paid from the monies paid into escrow by the Insurer. Such expenses include payments made to experts and consultants, court reporter services, and document copying and processing services, among other things. The Court will determine the amount of any Attorneys’ Fees and Expense award.

WHEN AND WHERE WILL THE COURT RULE ON APPROVAL OF THE

SETTLEMENT? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT

THE HEARING?

1. If you owned Abercrombie common stock as of November 1, 2011, and continue to own such stock through December 13, 2011, the date of the Settlement Hearing (“Current Stockholder”), you may, if you want to do so, comment to the Court on the proposed Settlement and/or the application for an award of Attorneys’ Fees and Expenses. Current Stockholders who do not want to object in person to the proposed Settlement and/or the application for Attorneys’ Fees and Expenses do not need to attend the Settlement Hearing. You can object to the Settlement and/or the application for Attorneys’ Fees and Expenses without attending.

2. The Settlement Hearing will be held on December 13, 2011, at 1:30 p.m. before the Honorable Edmund A. Sargus, Jr., at the United States District Court for the Southern District of Ohio, 85 Marconi Boulevard, Columbus, Ohio 43215. The Court reserves the right to approve the Settlement or the application for Attorneys’ Fees and Expenses at or after the Settlement Hearing without further notice to Current Stockholders.

3. Any Current Stockholder may object to the Settlement or Derivative Plaintiffs’ Lead Counsel’s request for an award of Attorneys’ Fees and Expenses. Objections must be in writing, must include your name, address and telephone number, and must include the grounds for your objection and any documents or writings you may want the Court to consider. Objections must also include proof that you owned shares of Abercrombie common stock as of November 1, 2011, and continue to own such shares. You must file your objection with the Clerk’s Office at the address set forth below on or before November 25, 2011. You must also serve the papers (by hand, first-class mail or express service) on Derivative Plaintiffs’ Lead Counsel and Defendants’ counsel at the addresses set forth below so that the papers are received by such counsel on or before November 25, 2011:

Clerk’s Office	Derivative Plaintiffs’ Lead Counsel

UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO 85 Marconi Boulevard Columbus, Ohio 43215	FARUQI & FARUQI, LLP Nadeem Faruqi, Esq. Beth A. Keller, Esq. 369 Lexington Avenue, 10th Floor New York, New York 10017

FEDERMAN & SHERWOOD William B. Federman, Esq. 10205 N. Pennsylvania Ave. Oklahoma City, Oklahoma 73120

Counsel for the Individual Defendants

SKADDEN, ARPS, SLATE, MEAGHER

& FLOM LLP

Jay B. Kasner, Esq.

Four Times Square

New York, New York 10036

KEGLER BROWN HILL & RITTER

Roger P. Sugarman, Esq.

65 E. State Street, Suite 1800

Columbus, Ohio 43215-4294

McNAMARA AND MCNAMARA, LLP

Michael R. Szolosi, Sr., Esq.

88 East Broad Street, Suite 1250

Columbus, Ohio 43215-3558

EPSTEIN BECKER & GREEN, PC

Stuart M. Gerson, Esq.

1227 25th St., NW

Washington, DC 20037

SCHOTTENSTEIN ZOX AND DUNN

John C. McDonald, Esq.

Matthew L. Fornshell, Esq.

250 West Street

Columbus, Ohio 43215

Counsel for Abercrombie

VORYS, SATER, SEYMOUR AND PEASE LLP

John J. Kulewicz, Esq.

52 East Gay Street

Columbus, Ohio 43215

4. Current Stockholders may file a written objection without having to appear at the Settlement Hearing. A Current Stockholder may not appear at the Settlement Hearing to present his, her or its objection, however, unless he, she or it first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

5. A Current Stockholder who or which wants to be heard at the hearing in opposition to the approval of the Settlement or Derivative Plaintiffs’ Lead Counsel’s request for an award of Attorneys’ Fees and Expenses, and has filed and served a timely written objection as described above, also must notify the above counsel on or before November 25, 2011, concerning his, her or its intention to appear. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objections the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing.

6. The Settlement Hearing may be adjourned by the Court without further written notice to Current Stockholders. If you intend to attend the Settlement Hearing, you should confirm the date and time with Derivative Plaintiffs’ Lead Counsel.

7. Unless the Court orders otherwise, any Current Stockholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement or Derivative Plaintiffs’ Lead Counsel’s request for an award of Attorneys’ Fees and Expenses. Current Stockholders do not need to appear at the hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

1. This Notice contains only a summary of the terms of the proposed Settlement. More detailed information about the 2005 Derivative Cases is available at www.abercrombie.com, www.faruqilaw.com and/or www.federmanlaw.com, including, among other documents, the Stipulation. You or your attorney may examine the Court files during regular business hours at the S.D. Ohio Court. Questions about the Settlement or about this Notice in general should be directed to:

Nadeem Faruqi, Esq.

Beth A. Keller, Esq.

FARUQI & FARUQI, LLP

369 Lexington Avenue, 10th Floor

New York, New York 10017

(212) 983-9330

bkeller@faruqilaw.com

William B. Federman, Esq.

FEDERMAN & SHERWOOD

10205 N. Pennsylvania Ave.

Oklahoma City, Oklahoma 73120

(405) 235-1560

WBF@federmanlaw.com

Derivative Plaintiffs’ Lead Counsel

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE CLERK OF

COURT REGARDING THIS NOTICE.

Dated: November 1, 2011

By Order of the Clerk of Court
United States District Court
for the Southern District of Ohio

ABERCROMBIE & FITCH CO.

Policy Statement Regarding Trading in Company Securities

and Compliance with Federal Securities Laws

Dated: [August 16, 2011]

Abercrombie & Fitch Co. (the “Company”), the directors and officers of the Company and those associates of the Company and its subsidiaries designated by the Company’s General Counsel (collectively, the “Covered Persons”) are subject to various restrictions and reporting requirements under the Securities Exchange Act of 1934 (the “1934 Act”) and the Securities Act of 1933 (the “1933 Act”) with respect to ownership and purchases or sales of, and other transactions in, Company securities. The Company is issuing this Policy Statement (which updates existing Company policies) to (1) advise Covered Persons of their obligations under applicable U.S. securities laws and (2) assist Covered Persons, to the extent reasonably practicable, in complying with those obligations.

All Covered Persons must review and comply with this Policy Statement. An acknowledgment to the foregoing effect accompanies this Policy Statement and must be executed and returned to the Company’s General Counsel by the Company’s Insiders (as defined below) and any other Covered Persons specifically designated from time to time by the Company’s General Counsel.

There are no exceptions to this Policy Statement, except as specifically noted in this Policy Statement. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) and small transactions are not excepted from the scope of this Policy Statement. This Policy Statement will continue to apply to a Covered Person’s transactions in Company securities after the termination of his or her service to the Company and its subsidiaries.

Any questions relating to this Policy Statement should be addressed to the Company’s General Counsel. All determinations and interpretations by the General Counsel with respect to this Policy Statement will be final and not subject to further review.

FAILURE TO COMPLY WITH THE REQUIREMENTS OF THIS POLICY STATEMENT CAN LEAD TO SIGNIFICANT SANCTIONS, INCLUDING FINES, IMPRISONMENT, TERMINATION OF EMPLOYMENT OR SERVICE WITH THE COMPANY AND OTHER PENALTIES.

Exhibit A

General

In the course of operating the Company’s business, Covered Persons frequently use or have access to confidential and sensitive information concerning the Company, its subsidiaries, customers, suppliers or other entities with which the Company has contractual relationships or otherwise does business. Some of this information has the potential to affect the market price of securities issued by the Company or other entities. U.S. federal securities laws (in particular Rule 10b-5 under the 1934 Act) prohibit the purchase or sale of a security at a time when the person trading in that security possesses “material non-public information” concerning the issuer of the security (regardless of whether or not such person is employed or otherwise affiliated with the issuer) or the market for the security, which has been obtained or is being used in breach of a duty to maintain the information in confidence. This prohibited practice is commonly called “insider trading.” In addition, communication of material non-public information to a third party is generally also prohibited on the theory that “tipping” someone who then engages in insider trading is also a violation of the law. It is important to remember that insider trading laws can be violated not only by trading in Company securities but also by trading in the securities of another company.

“Material non-public information” is information that is not made available to the general public, but that a reasonable investor would consider important in deciding whether to buy, sell or hold a particular security or that could have an effect on the price or value of a security. Both positive and negative information may be material. Common examples of information that could be regarded as material, depending on the facts and circumstances, are:

•	recent operating or financial results (including periodic same store sales and performance vs. plan);

•	projections of future earnings or losses, or other earnings-related guidance;

•	changes to previously announced earnings guidance, or the decision to suspend earnings guidance;

•	developments affecting financial stability or liquidity;

•	changes in auditors or notification that the auditor’s reports may no longer be relied upon;

•	changes in business plans or strategies;

•	changes in the Company’s pricing or discount policies;

•	major labor relations events;

•	pending or threatened significant litigation, or the resolution of such litigation;

•	pending or proposed mergers, acquisitions, tender offers or exchange offers;

•	significant sales or dispositions of assets;

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•	changes in dividend policies or the declaration of a stock split;

•	offerings of additional securities;

•	changes in executive management;

•	significant new ventures or marketing plans; and

•	the gain or loss of a substantial supplier.

Information is considered to have become available to the general public only after it has been released to the public through appropriate channels (typically, by means of a press release) and only after enough time has elapsed to permit the investment market to absorb and evaluate the information. As a general rule, you should consider information to be non-public until the next business day after it is released to the public.

Securities regulators and governmental prosecutors vigorously enforce the insider trading laws against both individuals and institutions. The penalties for insider trading can be severe and include substantial civil and criminal monetary penalties, jail sentences and prohibitions on acting as a director or officer of a public company. Civil monetary penalties can equal up to three times the profit gained or losses avoided and criminal sanctions can include monetary penalties of up to $5,000,000 and up to 20 years imprisonment. Under certain circumstances, the SEC may also seek to impose substantial civil penalties on any person who, at the time of an insider trading violation, “directly or indirectly controlled the person who committed such violation” (i.e., an employer or an individual with supervisory authority over the person who committed the violation). For “controlling persons,” civil monetary penalties can equal up to the greater of three times the profit gained or losses avoided and $1,425,000.

For purposes of this Policy Statement, Company securities include (1) any type of securities that the Company may issue (e.g., common stock, options to purchase common stock, preferred stock, convertible debentures and warrants) and (2) derivative securities that are not issued by the Company (e.g., exchange-traded put or call options and swaps relating to the Company’s securities).

Company Policies Applicable to all Covered Persons

1.	Covered Persons must comply with all laws applicable to the trading of Company securities.

2.	Covered Persons may not at any time while in possession of material non-public information relating to the Company and/or its subsidiaries

•	engage in any transactions in Company securities; or

•	make any changes in enrollment or elections under the Associate Stock Purchase Plan, the Savings and Retirement Plan or the Directors’ Deferred Compensation Plan relating to Company securities.

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This prohibition does not apply to the following transactions (collectively, the “Permitted Transactions”):

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the exercise of stock options or stock appreciation rights to purchase Company securities granted pursuant to a Company incentive plan (although the prohibition does apply to the Company securities acquired upon the exercise of the stock options or stock appreciation rights);

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the vesting of restricted stock or restricted stock unit awards (although the prohibition does apply to the Company securities acquired upon the vesting of restricted stock or restricted stock unit awards);

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the withholding or surrender of Company securities to the Company to satisfy tax withholding obligations arising from exercises of stock options or stock appreciation rights or the vesting of restricted stock or restricted stock units;

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purchases of Company securities under the Associate Stock Purchase Plan, the Savings and Retirement Plan or the Directors’ Deferred Compensation Plan pursuant to an enrollment or election made while not in possession of material non-public information (although the prohibition does apply to the Company securities acquired under the Associate Stock Purchase Plan, the Savings and Retirement Plan or the Directors’ Deferred Compensation Plan);

•	transactions pursuant to a validly adopted Rule 10b5-1 plan;

•	bona fide gifts of Company securities; or

•	transactions in mutual funds that are invested in Company securities.

3.	Covered Persons may not directly or indirectly disclose material non-public information concerning the Company and/or its subsidiaries to anyone outside the Company and its subsidiaries unless the disclosure is made in accordance with the Company’s policies regarding the protection and authorized external disclosure of information concerning the Company and its subsidiaries.

4.	Covered Persons may not engage in short sales of Company securities (i.e., either selling stock that he or she does not own and borrowing shares to make delivery or selling stock he or she does own but borrowing other shares to deliver) or other substantially equivalent transactions. This prohibition applies to transactions that shift the economic consequences of ownership of Company securities to any third party, including the purchase or sale of puts, calls or listed options and hedging transactions (e.g., prepaid variable forwards, equity swaps, caps, collars and exchange funds). The prohibition on Covered Persons writing or trading in options on Company securities applies even if the Covered Persons own Company securities underlying the options, as in the case of “covered” call options.

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5.	Covered Persons are generally discouraged from engaging in speculation or frequent trading in Company securities. Covered Persons may not, however, both purchase and sell Company securities within the same 30-day period. Covered Persons may make multiple purchases or multiple sales within a 30-day period, but may not offset such purchases or sales with an opposite-way trade within such period.

6.	Covered Persons may not hold Company securities in a margin account or otherwise pledge Company securities as collateral for a loan.

7.	Covered Persons may not buy or sell securities of any other company while in possession of material non-public information relating to that company including, without limitation, any information obtained during the course of employment with the Company.

8.	Covered Persons are responsible for ensuring that the following persons and entities do not engage in any of the activities prohibited by items 2 through 8 above and that such persons and entities comply, as applicable, with the special rules applicable to Insiders, Section 16 Filers and Affiliates set forth below:

•	anyone who lives in the household of the Covered Person;

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any family member of the Covered Person who does not live in the household of the Covered Person but whose transactions in Company securities are directed by, or are subject to the influence or control of, the Covered Person; and

•	any entity that the Covered Person influences or controls, including any corporations, partnerships or trusts.

9.	Supervisors are responsible for the education of their associates regarding this Policy Statement within their respective divisions and workgroups.

10.	Covered Persons are individually responsible for ensuring compliance with this Policy Statement before engaging in any securities transaction.

The Company’s General Counsel may impose additional restrictions upon, or allow appropriate exceptions to the foregoing policies to be made on behalf of, Covered Persons.

Special Rules for “Insiders”

1.	In addition to the restrictions on Covered Persons set forth above, no director, chief executive officer, president, chief financial officer, chief accounting officer, executive vice president, senior vice president or any other associate of the Company or any of its subsidiaries so designated by the General Counsel (each an “Insider”) may:

•	engage in any transactions in Company securities; or

•	make any changes in enrollment or elections under the Associate Stock Purchase Plan, the Savings and Retirement Plan or the Directors’ Deferred Compensation Plan relating to Company securities,

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except in each case during an open “trading window” period and then only if the Insider is not otherwise in possession of material non-public information.

This prohibition does not apply to any Permitted Transaction, but does apply to the Company securities acquired (a) upon the vesting of restricted stock or restricted stock units or the exercise of stock options or stock appreciation rights or (b) under the Savings and Retirement Plan, the Directors’ Deferred Compensation Plan or the Associate Stock Purchase Plan.

2.	The trading window in the first, second and third quarters of the Company’s fiscal year will be open from the third Thursday in the quarter until the eighth Friday in the quarter. The trading window in the fourth quarter of the Company’s fiscal calendar will only be open from the third Thursday in the fourth quarter until the fourth Wednesday in the fourth quarter. The Company will annually distribute to all Insiders a calendar of open window periods in which an Insider may trade in Company securities if the Insider is not otherwise in possession of material non-public information.

3.	From time to time, the Company may close an open trading window due to a material non-public development. In such event, those persons designated by the General Counsel may not engage in any transactions in Company securities or disclose to others that the trading window has been closed. The General Counsel will notify all such designated persons when the trading window has been so closed and when trading and changes in enrollment or elections may resume.

4.	Under certain circumstances, an Insider may be authorized to purchase and sell Company securities outside a window period if he or she demonstrates to the satisfaction of the General Counsel that he or she (a) has a compelling need to engage in such a transaction and (b) possesses no material non-public information.

Special Rules for “Section 16 Filers”

1.

In addition to the restrictions set forth above, no Insider who is a director, chief executive officer, president, chief financial officer, chief accounting officer, executive vice president, or any other officer of the Company or any of its subsidiaries designated by the General Counsel as an “executive officer” for purposes of the 1934 Act (each, a “Section 16 Filer”), may engage in any transactions in Company securities without first preclearing the transaction with the Company by submitting a written request for preclearance to the General Counsel at least two business days before the date of the proposed transaction. The General Counsel is under no obligation to approve a transaction submitted for preclearance and may determine not to permit the transaction. Before consummating any approved transaction, the Section 16 Filer must certify in writing that he or she is not in possession of any material non-public information. A Section 16 Filer must effect any approved transaction within five business days of the Company’s approval of the preclearance request unless the General Counsel grants an exception to such period. Transactions not effected within the required

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period must be reapproved in accordance with the preclearance requirements. Section 16 Filers must promptly report to the General Counsel all transactions they effect in Company securities. The Company will keep records of all preclearance requests that it approves and all transactions effected in accordance with such approvals.

2.	Section 16 Filers must also comply with Section 16 of the 1934 Act which requires Section 16 Filers to (a) disgorge to the Company any “short-swing profits” they make on purchases and sales (or sales and purchases) of Company securities within any six-month period (absent an exemption) and (b) file statements of ownership and changes in ownership with the SEC (i.e., Forms 3, 4 and 5). A Section 16 Filer who fails to file the required forms can be subject to civil and criminal sanctions. In addition, the Company must disclose in its proxy materials and Annual Report on Form 10-K the names of those Section 16 Filers who have failed to file any required reports on a timely basis.

3.	Each Section 16 Filer is responsible for ensuring that the following persons and entities comply with the special rules applicable to Section 16 Filers:

•	anyone who lives in the household of the Section 16 Filer;

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any family member of the Section 16 Filer who does not live in the household of the Section 16 Filer but whose transactions in Company securities are directed by, or are subject to the influence or control of, the Section 16 Filer; and

•	any entity that the Section 16 Filer influences or controls, including any corporations, partnerships or trusts.

A brief discussion of Section 16 and its related filing requirements is set forth in Exhibit A.

Special Rules for “Affiliates”

1.	An “affiliate” of the Company is any person who directly or indirectly controls, is controlled by, or is under common control with, the Company. While it is not possible to define precisely which persons might ultimately be determined to be affiliates of the Company, the following persons and entities should regard themselves as “Affiliates” of the Company for the purpose of any resale of Company securities:

•	holders of 10% or more of the Company’s voting securities;

•	directors of the Company;

•	any person identified as an executive officer in the Company’s most recent Annual Report on Form 10-K;

•	any relative of any person specified in the preceding bullet points (or the spouse of any such person) who lives in the same household as such person;

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any trust or estate in which any of the persons specified in the preceding bullet points collectively own 10% or more of the total beneficial interest or of which any of such persons serve as trustee, executor or in any similar capacity; and

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any corporation or other organization in which any of the persons specified in the first four bullet points of this section are the beneficial owners collectively of 10% or more of any class of equity securities or 10% or more of the equity interest.

2.	When selling any Company securities into the U.S. public market, all Affiliates must comply with Rule 144 under the 1933 Act, in addition to the other requirements of this Policy Statement.

A brief discussion of Rule 144 and its related filing requirements is set forth in Exhibit B.

Rule 10b5-1 Plans

Rule 10b5-1 under the 1934 Act generally allows Covered Persons to engage in transactions in Company securities while in possession of material non-public information if, in compliance with such rule, a Covered Person establishes a plan to do so in advance when he or she is not aware of material non-public information. If a Covered Person desires to implement a trading plan pursuant to Rule 10b5-1, then he or she must first preclear the plan with the General Counsel by submitting the plan to the General Counsel at least two business days before the proposed entry into the plan. Covered Persons may not enter into a Rule 10b5-1 trading plan outside of an open window period. Purchases and sales of Company securities pursuant to a precleared Rule 10b5-1 plan will not require further preclearance at the time of the trade if the plan specifies the dates, prices and amounts of the contemplated trades or establishes a formula for determining the dates, prices and amounts. Covered Persons must provide the General Counsel with written notice of transactions in Company securities made pursuant to a Rule 10b5-1 plan. The other requirements of this Policy Statement applicable to Insiders, Section 16 Filers and Affiliates are not impacted by the adoption of a Rule 10b5-1 plan.

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Exhibit A

Section 16 of the 1934 Act

Filing Requirements under Section 16(a)

1.	Form 3 is required to be filed within 10 calendar days of a person first becoming a Section 16 Filer and requires the disclosure of all of the Company’s equity securities beneficially owned by such person at that time. Each Section 16 Filer must file a Form 3 even if he or she beneficially owns no securities of the Company and the absence of beneficial ownership should be disclosed on the form. Each such person’s report is required, among other things, to include all equity securities of the Company in which such person has a direct or indirect pecuniary interest, which may include securities held by certain family members of such person, trusts and other entities.

2.	Form 4 must be filed whenever there is a subsequent acquisition or disposition of equity securities or equivalent transaction through derivatives. A Form 4 must be filed before the end of the second business day following the day on which the transaction took place. There are a limited number of transactions, including bona fide gifts, that may be reported later on a Form 5; however, the Company’s policy (in order to avoid inadvertent failures to report) is to require contemporaneous reporting on Form 4 of all such transactions for which year-end reporting on Form 5 may otherwise be available.

In addition, a transaction taking place after a Section 16 Filer ceases to hold such position may still be reportable on Form 4 if such transaction is not exempt from Section 16(b)’s liability provisions and occurs within six months after a non-exempt opposite-way transaction effected by such person while still a Section 16 Filer.

3.	Form 5 must be filed annually within 45 days after the end of the Company’s fiscal year by every Section 16 Filer to report (a) transactions exempt from Form 4 reporting and (b) failures to file previously due reports, unless all such transactions/failures to report have been previously reported on Form 4. A primary purpose of Form 5 is to promote compliance with the reporting requirements of Section 16 by requiring Section 16 Filers to report any required Forms 3 and 4 holdings or transactions that were not timely reported during the year. As noted above, the Company’s policy is to require contemporaneous reporting on Form 4 of all such transactions for which year-end reporting on Form 5 may otherwise be available; accordingly, in most cases, a Form 5 filing should not be required. In the event that a Form 5 filing is not required, each Section 16 Filer must (prior to the Form 5 filing deadline) provide the Company with a written representation that no Form 5 filing is due (i.e., that there are no unreported transactions).

Short-Swing Profit Rules under Section 16(b)

Under Section 16’s short-swing profit recapture provisions, Section 16 Filers can be held liable for any profits resulting from any combination of a purchase and a sale of the Company’s equity securities within a six-month period (absent an exemption). It is irrelevant for purposes of the short-swing profit rule whether the purchase or the sale comes first. Furthermore, the courts

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will match the lowest purchase price with the highest sale price. Thus, even though a Section 16 Filer may have realized an economic loss, the Section 16 Filer may be treated for purposes of the short-swing profit rule as having realized a “profit”. Moreover, losses cannot be offset against gains and good faith on the part of the Section 16 Filer is no defense.

Potential liability also may result from transactions in rights to acquire the Company’s stock, whether settled in cash or stock, and in swaps and other derivative contracts relating to Company stock. However, certain transactions in stock under Company plans may be exempt for purposes of Section 16(b) (although must still be reported under Section 16(a)), such as grants and exercises of director and employee stock options and stock appreciation rights (but not sales of the acquired stock in the market). The Company also recommends that you consult with your own legal counsel prior to making a trade.

Short Sale Prohibitions

Section 16(c) of the 1934 Act prohibits any short sale (including any short sale “against the box”) of the Company’s equity securities (whether or not that particular class of equity securities is registered under the 1934 Act) by any Section 16 filer. A short sale is the sale of a security not owned by the seller or, if owned, not delivered (a so-called short sale “against the box”), which involves the borrowing of securities by the seller’s broker for the account of the seller and delivery of the borrowed shares to the buying broker. At some point in the future, the short seller must purchase the securities to cover the short position. Because the short seller hopes that he or she will be able to purchase at a price lower than the price at which the short sale was made, a short seller expects a security to decline in market value after the security is sold short. It is the Company’s policy that all Covered Persons (whether or not subject to the Section 16(c) prohibition on short sales) refrain from making any short sale of Company securities. Section 16(c) also may prohibit other financial transactions, such as swaps, the purchase of put options or the sale of call options, that increase in value as the market value of the Company’s stock declines. The limitations imposed by Section 16(c) are consistent with the Company’s policy of prohibiting Covered Persons from engaging in any transactions that shift the economic consequences of ownership of Company securities to any third party.

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Exhibit B

Rule 144 under the 1933 Act

Rule 144 under the 1933 Act provides an exemption from registration under the 1933 Act for resales (1) by persons (whether affiliates or non-affiliates) of securities acquired from an issuer or an affiliate of an issuer in a private offering (“restricted securities”), and (2) by affiliates of an issuer of securities acquired in public offerings or in the secondary market (“control securities”).

Rule 144 currently permits non-Affiliates to engage in public resales of restricted securities (1) after one year, without restriction, and (2) after six months if the issuer has been subject to the reporting requirements of the 1934 Act for at least 90 days and has filed all reports required during the preceding 12 months. Rule 144 also currently permits resales of restricted securities by Affiliates after six months if:

•	the issuer has been subject to the reporting requirements of the 1934 Act for at least 90 days and has filed all reports required during the preceding 12 months;

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the seller complies with restrictions limiting the aggregate amount of securities sold during any quarter to the greater of (a) 1% of the outstanding securities of the same class and (b) the average weekly reported trading volume of trading in such securities during the preceding four calendar weeks;

•	the securities are sold in unsolicited brokers’ transactions; and

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in all but very small sales, a notice on Form 144 is filed with the SEC and any securities exchange on which the securities are listed (which, in the case of the Company, would be the New York Stock Exchange).

Rule 144 permits the sale by Affiliates of control securities without any required holding period if the seller complies with the requirements set forth in immediately preceding bullet points.

Affiliates should note, however, that a sale of securities exempt from registration under the 1933 Act pursuant to Rule 144 may still result in short-swing profit recapture under Section 16(b) of the 1934 Act if a matched purchase occurs within a six-month period of the sale.

All reputable brokerage firms are familiar with procedures required to effect sales under Rule 144, but it is important that an Affiliate tell his or her broker in advance that he or she may be deemed an “affiliate” of the Company under the 1933 Act and that Rule 144 will govern his or her proposed sale.

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ACKNOWLEDGMENT

(This Acknowledgment must be executed and returned by the Company’s Insiders and other Covered Persons specifically designated from time to time by the Company’s General Counsel.)

I acknowledge and confirm that I have received and read the Abercrombie & Fitch Co. Policy Statement Regarding Trading in Company Securities and Compliance with Federal Securities Laws. I understand the policies and the standard of conduct that are required thereby and agree to comply with such policies and standard of conduct. I further acknowledge and confirm that I understand that failure to adhere to this Policy Statement will result in serious consequences and may result in termination of my employment or service with the Company.

(Signature)

(Print Name)

Date:

Please sign and return this Acknowledgment to the Company’s General Counsel.